SECOND AMENDMENT
                                  TO THE
                           AMENDED AND RESTATED
                       LIMITED PARTNERSHIP AGREEMENT
                                    OF
                            AIR PARTNERS, L.P.

 This Second Amendment ("Amendment") to the Amended and Restated Limited Partnership Agreement of Air Partners, L.P. is entered into effective as of the 7th day of August, 1995 (the "Second Amendment Effective Date") by and among 1992 Air GP, a Texas general partnership ("1992 Air") and Air II General, Inc., a Texas corporation ("Air II") as the general partners, and each person executing a counterpart Limited Partner Signature Page as the limited partners.

                                 RECITALS

 A. Air Partners, L.P. (the "Partnership") was formed pursuant to that certain Limited Partnership Agreement of the Partnership dated as of August 19, 1992 (the "Original Agreement"). The Original Agreement was amended and restated in its entirety pursuant to that certain Amended and Restated Limited Partnership Agreement of the Partnership (the "Restated Agreement"). The Restated Agreement was amended by that certain First Amendment to the Restated Agreement dated as of July 25, 1995 (the "First Amendment"). The Restated Agreement as amended by the First Amendment is referred to herein as the "Current Agreement").

 B.   Air Canada has the opportunity to purchase additional Securities
(as defined in the Restated Agreement) in New Continental (as defined in the Restated Agreement) and has made such opportunity available to the Partnership as more fully described herein.

 C. Certain of the parties hereto desire to provide funding in order for the Partnership to purchase the additional Securities described in B above for the benefit of those parties who fund such purchase.

 Now therefore, for and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

 1. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Current Agreement.

 2. Pursuant to Recital B above, the Partnership has the opportunity to acquire the additional Class B shares in New Continental at the prices set forth below:

      Shares       Price Per Share     Total Cost
            324,453         $19.236               $6,241,178

     3.   The Partnership desires to purchase the Securities described in
Section 2 above. Without regard to the limitations set forth in Section 3.01(b) of the Restated Agreement, each of the undersigned listed as a contributing partner has agreed to contribute, in cash or by wire transfer of immediately available funds, to the Partnership as Additional Capital Contributions, on the Second Amendment Effective Date, its pro rata share, by the Percentages shown on Exhibit A hereto, of the amount set forth in Section 2 above as detailed on Exhibit A attached hereto and made a part hereof. The Securities acquired hereunder shall be subject to all of the provisions of the Restated Agreement (as amended hereto) except that they shall be treated for all purposes as a new Securities Type owned solely by those persons making contributions hereunder notwithstanding the fact that such Securities are of the same type as certain of the Initial Securities. The amounts designated under the column "Investment Capital" on Exhibit A shall be treated as Investment Capital contributed on the date contributed for all purposes. The Partners shall receive all rights in the Securities acquired hereunder as are provided for securities of the similar Initial Securities Type under the Restated Agreement; provided that, the newly acquired Securities shall at all times be considered as a separate Securities Type and shall be treated separate from any other Securities held by the Partnership. 1992 Air is hereby authorized to enter into any agreements with Air Canada and New Continental to reflect the foregoing.

     4. In the event one or more of the current Partners of the Partnership decline to participate in the opportunity provided in this Amendment, such opportunity shall be offered to each of the other Partners on a pro rata basis (by the percentages shown on Exhibit A). In the event not all of such amount is taken by current Partners, then the General Partner shall be permitted, pursuant to Section 5.04(a)(ii) of the Current Agreement, to admit one or more new Limited Partners to the Partnership to participate solely with respect to the acquisition described herein (in the amounts to be shown on such Partner(s) Limited Partner Signature Pages and on Exhibit A hereto). Any such New Partner hereby agrees by its execution hereof to be bound by the Current Agreement, as amended hereby, and further acknowledges that it has no claim to any of the Securities acquired by the Partnership prior to the Second Amendment Effective Date. In the event not all of the Partners are funding partners, then once the final funding is determined, the General Partner shall prepare a revised Exhibit A hereto and shall distribute it to each of the Partners.

     5. Notwithstanding anything to the contrary contained in the Restated Agreement, the Management Fee payable with respect to the Securities acquired hereunder shall be borne only by those persons participating in the purchase of such additional Securities and shall accrue from the date hereof and be payable only from proceeds and income generated by the Partnership, and shall not be payable from any Capital Contributions of the Partners.

     6. 1992 Air shall, upon any disposition of Class B Common Stock of the Partnership, specifically track the Securities being disposed of in order to determine whether such Securities are part of the Securities acquired pursuant to the Restated Agreement and/or the First Amendment and/or this Amendment so that the proper rights with respect to such Securities, including the right to distributions, are provided to the appropriate Partners.

     7. Except as amended hereby, the Current Agreement shall remain in full force and effect, and each person executing this Amendment hereby acknowledges the same.

     8. Those Partners executing this Agreement who are designated as agreeing to this Amendment but not participating in the acquisition hereby agree to the actions taken hereunder but are not actually participating in the acquisition of the additional Securities.

     9. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument. All of the counterpart pages shall be read as though one and shall have the same force and effect as if all of the parties had executed a single signature page.

     In witness whereof, each of the undersigned has executed this Amendment to be effective as of the Amendment Effective Date.


                                GENERAL PARTNERS

                                1992 AIR GP, a Texas general partnership

                                By:  1992 Air, Inc., a Texas corporation,
                                       general partner


                                   By:  /s/ 1992 Air, Inc.
                                   Title:



                                AIR II GENERAL, INC., a Texas corporation


                                By:          /s/ Air II General, Inc.
                                Title:


          LIMITED PARTNERS SIGNATURE PAGES INTENTIONALLY OMITTED


                                 EXHIBIT A


                               INVESTMENT                        INITIAL
PARTNER                           CAPITAL                  APPORTIONMENT

1992 Air GP                        $   62,420.                  1.0001%
Air II General                     6,241.                  0.1000%
David Bonderman                  440,900.                  7.0644%
Bonderman Family LP              124,751.                  1.9988%
Larry L. Hillblom                      0.                  0.0000%
DHL Management Svc.              884,114.                 13.5249%
Lectair Partners                 714,048.                 11.4409%
Sun America                      799,082.                 12.8034%
Eli Broad                        532,711.                  8.5354%
American General                       0.                  0.0000%
Donald Sturm                        1,331,811.                 21.3391%
Conair Limited Partners          137,590.                  2.2046%
Bondo Air                           1,248,505.                 19.9883%

                                   $6,242,174.                100.0000%

                              THIRD AMENDMENT
                                  TO THE
                           AMENDED AND RESTATED
                       LIMITED PARTNERSHIP AGREEMENT
                                    OF
                            AIR PARTNERS, L.P.

     This Third Amendment ("Amendment") to the Amended and Restated Limited Partnership Agreement of Air Partners, L.P. is entered into effective as of the 22nd day of May, 1997 (the "Third Amendment Effective Date") by and among 1992 Air GP, a Texas general partnership ("1992 Air") and Air II General, Inc., a Texas corporation ("Air II") as the general partners, and each person executing a counterpart Limited Partner Signature Page as the limited partners.

                                 RECITALS

     A. Air Partners, L.P. (the "Partnership") was formed pursuant to that certain Limited Partnership Agreement of the Partnership dated as of August 19, 1992 (the "Original Agreement"). The Original Agreement was amended and restated in its entirety pursuant to that certain Amended and Restated Limited Partnership Agreement of the Partnership (the "Restated Agreement"). The Restated Agreement was amended by that certain First Amendment to the Restated Agreement dated as of July 25, 1995 (the "First Amendment") and that certain Second Amendment to the Restated Agreement dated as of August 7, 1995. The Restated Agreement as amended by the First Amendment and the Second Amendment is referred to herein as the "Current Agreement".

     B. The Partnership currently anticipates the sale of certain Securities held by it, and the Partners desire to make certain provisions with respect thereto.

     Now therefore, for and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

     1. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Current Agreement.

     2. The Partners agree that in connection with the sale of Securities and distributions related thereto to occur shortly after the Third Amendment Effective Date, upon the election of a Limited Partner, a deemed distribution of Class A Common Stock of New Continental will be made under Section 4.09(e) with respect to such Limited Partner in an amount, which when made in connection with the cash distributions to be made to such Limited Partner, would equal (based on current Values) the amount to be distributed to the General Partner under Section 4.09(e)(iv) as a result of such cash and stock distribution, and such Class A Common Stock of New Continental shall then be distributed to the General Partner or designated as Retained Shares by the General Partner as its share of the 4.09(e)(iv) distribution, and all of the remaining cash left for distribution with respect to such Limited Partner under Section 4.09(e)(iv) shall be distributed to such Limited Partner.

     3. Except as amended hereby, the Current Agreement shall remain in full force and effect, and each person executing this Amendment hereby acknowledges the same.

     4. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument. All of the counterpart pages shall be read as though one and shall have the same force and effect as if all of the parties had executed a single signature page.

     In witness whereof, each of the undersigned has executed this Amendment to be effective as of the Third Amendment Effective Date.


                              GENERAL PARTNERS

                              1992 AIR GP, a Texas general partnership

                              By:  1992 Air, Inc., a Texas corporation,
                                     general partner


                                  By:        /s/ 1992 Air, Inc.
                                  Title:



                              AIR II GENERAL, INC., a Texas corporation


                              By:            /s/ Air II General, Inc.
                              Title:


         [LIMITED PARTNERS SIGNATURE PAGES INTENTIONALLY OMITTED]